Illumina Reports Financial Results for Third Quarter of Fiscal Year 2015

San Diego -- (BUSINESS WIRE) - October 20, 2015 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of fiscal year 2015.

Third quarter 2015 results:

•	Revenue of $550 million, a 14% increase compared to $481 million in the third quarter of 2014, and an increase of 18% on a constant currency basis

•	GAAP net income attributable to Illumina stockholders for the quarter of $118 million, or $0.79 per diluted share, compared to $93 million, or $0.63 per diluted share, for the third quarter of 2014

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $120 million, or $0.80 per diluted share, compared to $114 million, or $0.77 per diluted share, for the third quarter of 2014 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $181 million and free cash flow of $152 million for the quarter

Gross margin in the third quarter of 2015 was 70.4% compared to 69.5% in the prior year period. Excluding the effect of non-cash stock compensation expense, amortization of acquired intangible assets, and legal contingencies, non-GAAP gross margin was 73.2% for the third quarters of 2015 and 2014.

Research and development (R&D) expenses for the third quarter of 2015 were $99.2 million compared to $85.1 million in the prior year period. R&D expenses included $9.1 million and $14.6 million of non-cash stock compensation expense in the third quarters of 2015 and 2014, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 16.4% compared to 14.6% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2015 were $136.6 million compared to $119.9 million in the prior year period. SG&A expenses included $20.1 million and $27.2 million of non-cash stock compensation expense in the third quarters of 2015 and 2014, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 20.9% compared to 19.0% in the prior year period.

During the quarter, the company recorded a GAAP tax benefit of $24.8 million, or $0.17, related to the exclusion of stock compensation from prior period cost-sharing charges as a result of a recent tax court ruling in which an unrelated third party was successful in challenging such charges. This benefit is reflected in the GAAP net income attributable to Illumina stockholders.

Depreciation and amortization expenses were $32.9 million and capital expenditures were $29.5 million during the third quarter of 2015. The company settled $207.4 million of the 0.25% Convertible Senior Notes due 2016 and repurchased $37.5 million of common stock under the previously announced 10b5-1 share repurchase program. At the close of the quarter the company held $1.44 billion in cash, cash equivalents and short-term investments, compared to $1.34 billion as of December 28, 2014.

“The fundamentals of our business remain strong, despite a 3% miss to revenue expectations,” stated Jay Flatley, CEO.  “Our competitive position and product development pipeline are as robust as ever, which we believe will enable our continued penetration of the enormous market opportunities ahead.”

Updates since our last earnings release:

•	Launched TruSight® Tumor 15, a panel designed to identify variants in 15 genes commonly associated with oncology therapeutics

•	Launched new TruSeq® Custom Amplicon, Rapid Exome and Exome library preparation kits

•	Introduced Infinium® arrays that explore genetic variation through population and disease specific genotyping

•	Launched BaseSpace® Professional and Enterprise Editions, fully integrated Laboratory Information Management System (LIMS) solutions and advanced infrastructure upgrades

•	Expanded the rights of use for the HiSeq X™ Sequencing System to allow customers to perform whole-genome sequencing of non-human species

•	Entered into a collaboration with Memorial Sloan Kettering Cancer Center to conduct research studies focused on understanding the biology of circulating tumor DNA (ctDNA)

•	Entered into collaborations with Burning Rock and Amoy Diagnostics to develop clinical applications in China for oncology diagnostics based on Illumina’s NGS technology

•	Joined the Worldwide Innovative Networking (WIN) Consortium, a global network of leading academic, industry, and non-profit research organizations working to personalize cancer care

•	Announced the formation of Helix, a joint venture to empower consumers to discover insights into their genomes

•	Completed the acquisition of GenoLogics, a developer of industry-leading LIMS for life sciences organizations

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2015, the company projects approximately 18% total revenue growth (21% on a constant currency basis, assuming current rates) and fourth quarter revenue of approximately $570 million. The company has updated its projections for non-GAAP earnings per diluted share attributable to Illumina stockholders to $3.29 to $3.31 for fiscal 2015 and fourth quarter non-GAAP earnings per diluted share attributable to Illumina stockholders of $0.78 - $0.80.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, October 20, 2015. Interested parties may listen to the call by dialing 866.318.8619 (passcode: 77482042), or if outside North America by dialing 1.617.399.5138 (passcode: 77482042). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on October 20, 2015 through October 27, 2015 by dialing 888.286.8010 (passcode: 76392714), or if outside North America by dialing 1.617.801.6888 (passcode: 76392714).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 27, 2015	December 28, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$551,529	$636,154
Short-term investments	887,877	702,217
Accounts receivable, net	413,474	289,458
Inventory	233,781	191,144
Deferred tax assets, current portion	43,737	40,786
Prepaid expenses and other current assets	80,030	29,844
Total current assets	2,210,428	1,889,603
Property and equipment, net	308,722	265,264
Goodwill	756,687	724,904
Intangible assets, net	286,346	314,500
Deferred tax assets, long-term portion	86,827	49,848
Other assets	84,538	95,521
Total assets	$3,733,548	$3,339,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,432	$82,626
Accrued liabilities	358,259	335,276
Long-term debt, current portion	102,166	304,256
Total current liabilities	583,857	722,158
Long-term debt	1,007,935	986,780
Other long-term liabilities	173,061	167,904
Redeemable noncontrolling interests	32,128	—
Stockholders’ equity	1,936,567	1,462,798
Total liabilities and stockholders’ equity	$3,733,548	$3,339,640

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue:
Product revenue	$470,824	$416,163	$1,392,711	$1,169,182
Service and other revenue	79,447	64,467	235,503	179,797
Total revenue	550,271	480,630	1,628,214	1,348,979
Cost of revenue:
Cost of product revenue (a)	120,954	113,103	360,037	338,851
Cost of service and other revenue (a)	29,590	23,909	94,289	68,598
Amortization of acquired intangible assets	12,188	9,677	34,957	28,757
Total cost of revenue	162,732	146,689	489,283	436,206
Gross profit	387,539	333,941	1,138,931	912,773
Operating expense:
Research and development (a)	99,226	85,082	287,180	245,108
Selling, general and administrative (a)	136,648	119,888	377,406	344,110
Legal contingencies	15,000	7,705	15,000	7,705
Headquarter relocation	(5,226)	870	(3,047)	4,357
Acquisition related expense (gain), net	1,109	903	(6,449)	(335)
Total operating expense	246,757	214,448	670,090	600,945
Income from operations	140,782	119,493	468,841	311,828
Other expense, net	(11,865)	(7,050)	(20,706)	(55,131)
Income before income taxes	128,917	112,443	448,135	256,697
Provision for income taxes	13,296	18,954	93,609	56,626
Consolidated net income	115,621	93,489	354,526	200,071
Add: Net loss attributable to noncontrolling interests	2,556	—	2,556	—
Net income attributable to Illumina stockholders	$118,177	$93,489	$357,082	$200,071
Earnings per share attributable to Illumina stockholders:
Basic	$0.81	$0.66	$2.47	$1.50
Diluted	$0.79	$0.63	$2.39	$1.34
Shares used in computing earnings per common share:
Basic	145,349	141,142	144,447	133,290
Diluted	149,672	147,512	149,108	149,084

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Cost of product revenue	$2,567	$2,572	$7,012	$6,816
Cost of service and other revenue	498	311	1,243	880
Research and development	9,098	14,589	31,152	39,043
Selling, general and administrative	20,066	27,197	57,697	67,350
Stock-based compensation expense before taxes	$32,229	$44,669	$97,104	$114,089

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Net cash provided by operating activities (a)	$180,994	$145,605	$419,218	$360,722
Net cash used in investing activities	(38,927)	(44,231)	(335,544)	(73,841)
Net cash (used in) provided by financing activities (a)	(180,897)	55,495	(165,621)	(166,950)
Effect of exchange rate changes on cash and cash equivalents	(698)	(2,195)	(2,678)	(1,673)
Net (decrease) increase in cash and cash equivalents	(39,528)	154,674	(84,625)	118,258
Cash and cash equivalents, beginning of period	591,057	675,221	636,154	711,637
Cash and cash equivalents, end of period	$551,529	$829,895	$551,529	$829,895

Calculation of free cash flow:
Net cash provided by operating activities (a)	$180,994	$145,605	$419,218	$360,722
Purchases of property and equipment	(29,459)	(28,828)	(107,361)	(71,164)
Free cash flow (b)	$151,535	$116,777	$311,857	$289,558
______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $121.7 million in the first three quarters of 2015, of which $15.5 million was recorded in Q3, and $102.6 million in the first three quarters of 2014, of which $25.3 million was recorded in Q3. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.79	$0.63	$2.39	$1.34
Amortization of acquired intangible assets	0.09	0.08	0.26	0.24
Legal contingencies	0.10	0.09	0.10	0.16
Non-cash interest expense (a)	0.06	0.07	0.20	0.19
Headquarter relocation	(0.03)	0.01	(0.02)	0.03
Loss on extinguishment of debt	0.03	—	0.03	0.21
Cost-method investment gain, net (b)	(0.02)	(0.03)	(0.10)	(0.03)
Acquisition related expense (gain), net (c)	0.01	0.01	(0.04)	—
Contingent compensation expense (d)	—	—	—	0.03
Tax benefit related to cost-sharing arrangement (e)	(0.17)	—	(0.17)	—
Incremental non-GAAP tax expense (f)	(0.06)	(0.09)	(0.14)	(0.30)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (g)	$0.80	$0.77	$2.51	$1.87
Shares used in calculating non-GAAP diluted earnings per share attributable to Illumina stockholders	149,672	147,512	149,108	148,868

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$118,177	$93,489	$357,082	$200,071
Amortization of acquired intangible assets	13,794	11,264	39,453	35,962
Legal contingencies	15,000	12,889	15,000	23,552
Non-cash interest expense (a)	9,469	9,890	29,884	28,055
Headquarter relocation	(5,226)	870	(3,047)	4,357
Loss on extinguishment of debt	3,504	—	3,737	31,360
Cost-method investment gain, net (b)	(2,900)	(4,427)	(15,482)	(4,427)
Acquisition related expense (gain), net (c)	1,109	903	(6,449)	(335)
Contingent compensation expense (d)	249	496	249	3,832
Tax benefit related to cost-sharing arrangement (e)	(24,757)	—	(24,757)	—
Incremental non-GAAP tax expense (f)	(8,833)	(11,723)	(21,037)	(44,159)
Non-GAAP net income attributable to Illumina stockholders (g)	$119,586	$113,651	$374,633	$278,268

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
Weighted average shares used in calculation of GAAP diluted earnings per share	149,672	147,512	149,108	149,084
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes	—	—	—	(216)
Weighted average shares used in calculation of non-GAAP diluted earnings per share attributable to Illumina stockholders	149,672	147,512	149,108	148,868
______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Cost-method investment gain, net consists primarily of gains on disposition of investments partially offset by impairment charges on other investments.

(c) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(e) Tax benefit related to cost-sharing arrangement refers to the exclusion of stock compensation from prior period cost-sharing charges as a result of a recent tax court ruling.

(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(g) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	September 27, 2015		September 28, 2014		September 27, 2015		September 28, 2014
GAAP gross profit	$387,539	70.4%	$333,941	69.5%	$1,138,931	69.9%	$912,773	67.7%
Stock-based compensation expense	3,065	0.6%	2,883	0.6%	8,255	0.5%	7,696	0.6%
Amortization of acquired intangible assets	12,188	2.2%	9,677	2.0%	34,957	2.2%	28,757	2.0%
Legal contingencies	—	—	5,184	1.1%	—	—	15,847	1.2%
Non-GAAP gross profit (a)	$402,792	73.2%	$351,685	73.2%	$1,182,143	72.6%	$965,073	71.5%

GAAP research and development expense	$99,226	18.1%	$85,082	17.7%	$287,180	17.6%	$245,108	18.2%
Stock-based compensation expense	(9,098)	(1.7)%	(14,589)	(3.0)%	(31,152)	(1.9)%	(39,043)	(2.9)%
Contingent compensation expense (b)	(44)	—	(496)	(0.1)%	(44)	—	(1,076)	(0.1)%
Non-GAAP research and development expense	$90,084	16.4%	$69,997	14.6%	$255,984	15.7%	$204,989	15.2%

GAAP selling, general and administrative expense	$136,648	24.8%	$119,888	24.9%	$377,406	23.2%	$344,110	25.5%
Stock-based compensation expense	(20,066)	(3.6)%	(27,197)	(5.7)%	(57,697)	(3.5)%	(67,350)	(5.0)%
Amortization of acquired intangible assets	(1,606)	(0.3)%	(1,587)	(0.2)%	(4,496)	(0.4)%	(7,205)	(0.5)%
Contingent compensation expense (b)	(205)	—	—	—	(205)	—	(2,756)	(0.2)%
Non-GAAP selling, general and administrative expense	$114,771	20.9%	$91,104	19.0%	$315,008	19.3%	$266,799	19.8%

GAAP operating profit	$140,782	25.6%	$119,493	24.9%	$468,841	28.8%	$311,828	23.1%
Stock-based compensation expense	32,229	5.9%	44,669	9.3%	97,104	6.0%	114,089	8.5%
Amortization of acquired intangible assets	13,794	2.5%	11,264	2.3%	39,453	2.4%	35,962	2.7%
Legal contingencies	15,000	2.7%	12,889	2.7%	15,000	0.9%	23,552	1.7%
Headquarter relocation	(5,226)	(0.9)%	870	0.2%	(3,047)	(0.2)%	4,357	0.3%
Acquisition related expense (gain), net (c)	1,109	0.2%	903	0.2%	(6,449)	(0.4)%	(335)	—
Contingent compensation expense (b)	249	—	496	0.1%	249	—	3,832	0.3%
Non-GAAP operating profit (a)	$197,937	36.0%	$190,584	39.7%	$611,151	37.5%	$493,285	36.6%

GAAP other expense, net	$(11,865)	(2.2)%	$(7,050)	(1.5)%	$(20,706)	(1.3)%	$(55,131)	(4.1)%
Non-cash interest expense (d)	9,469	1.7%	9,890	2.1%	29,884	1.8%	28,055	2.1%
Loss on extinguishment of debt	3,504	0.6%	—	—	3,737	0.2%	31,360	2.3%
Cost-method investment gain, net (e)	(2,900)	(0.4)%	(4,427)	(0.9)%	(15,482)	(0.9)%	(4,427)	(0.3)%
Non-GAAP other expense, net (a)	$(1,792)	(0.3)%	$(1,587)	(0.3)%	$(2,567)	(0.2)%	$(143)	—
______________________________________________________________________________________________________

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other expense, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(b) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(c) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(d) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(e) Cost-method investment gain, net consists primarily of gains on disposition of investments partially offset by impairment charges on other investments.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 28, 2014, and the Company’s Form 10-Q for the fiscal quarter ended March 29, 2015 and June 28, 2015. The Company assumes no obligation to update any forward-looking statements or information.

	Fiscal Year 2015	Q4 2015
Diluted earnings per share attributable to Illumina stockholders
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$3.29 - $3.31	$0.78 - $0.80
Amortization of acquired intangible assets	(0.34)	(0.08)
Non-cash interest expense (a)	(0.26)	(0.06)
Loss on extinguishment of debt	(0.03)	—
Cost-method investment gain, net (b)	0.10	—
Legal contingencies	(0.10)	—
Acquisition related gain, net (c)	0.04	—
Headquarter relocation (d)	0.02	—
Contingent compensation (e)	(0.01)	(0.01)
Tax benefit related to cost-sharing arrangement (f)	0.17	—
Incremental non-GAAP tax expense (g)	0.19	0.06
GAAP diluted earnings per share attributable to Illumina stockholders	$3.07 - $3.09	$0.69 - $0.71

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Cost-method investment gain, net consists primarily of gains on disposition of investments partially offset by impairment charges on other investments.

(c) Acquisition related gain, net consists of changes in fair value of contingent consideration.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability and changes in estimate of such liability.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(f) Tax benefit related to cost-sharing arrangement refers to the exclusion of stock compensation from prior period cost-sharing charges as a result of a recent tax court ruling.

(g) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.